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                                                                    EXHIBIT 23.6


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-62172 of Emmis Communications Corporation on Form S-3 of our report on Lee Enterprises Certain Broadcasting Operations, as of September 30, 1999 and 2000 and for each of the three years in the period ended September 30, 2000, dated March 9, 2001. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.


                                        /s/ McGLADREY & PULLEN, LLP



Davenport, Iowa
June 21, 2001